Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information for the years ended December 31, 2022 and 2023 and the six months ended June 30, 2024 and as of June 30, 2024 is presented to assist readers in understanding the nature and effects of the Divestiture (as defined below). All amounts in the unaudited pro forma condensed combined financial information are in thousands except share and per share amounts.

On October 17, 2024 (the “Closing Date”), Veritone, Inc. (the “Company” or “VERI”) entered into an Equity Purchase Agreement (the “Agreement”), by and among the Company, Veritone One, Inc., a wholly-owned subsidiary of the Company (“Veritone One”), and Oxford Buyer, LLC (“Purchaser”), an affiliate of Insignia Capital Group L.P., pursuant to which, among other things, Purchaser acquired from the Company all of the issued and outstanding equity of Veritone One (such transaction, the “Divestiture”) for a total purchase price of up to $104.0 million, subject to purchase price adjustments and the achievement of certain earnout targets as described in the Company’s Current Report on Form 8-K to which this unaudited pro forma condensed combined financial information and related notes are appended. The Divestiture was structured as a simultaneous “sign and close” transaction and closed on the Closing Date. On the Closing Date, the Company received cash proceeds of $59.1 million. Additionally, $1.5 million was placed in a specified escrow account for potential purchase price adjustments and an aggregate of $5.2 million was placed in specified escrow accounts for the potential satisfaction of post-closing indemnification claims (the “Indemnity Escrow”), in each case subject to the terms and limitations set forth in the Agreement. The Company may receive up to an additional $18.0 million in cash proceeds in the form of an earnout subject to the achievement of certain net revenue targets by Veritone One between January 1, 2025 and December 31, 2025 (as further described in the Agreement). On October 22, 2024, the Company used net cash proceeds from the Divestiture to repay $30.5 million principal amount of its outstanding term loan, plus accrued interest and a prepayment premium in an aggregate amount of $3.3 million (collectively, the “Term Loan Repayment”).

Previously, on June 13, 2023, the Company acquired Broadbean, a talent acquisition software-as-a-service technology, pursuant to a securities and asset purchase agreement dated as of May 27, 2023 (the “Broadbean Acquisition”). The Company presented the acquisition of Broadbean in unaudited pro forma condensed combined financial statements filed with the Securities and Exchange Commission on August 28, 2023. The Broadbean Acquisition combined with the Divestiture referred herein as the “Transactions”.

The unaudited pro forma condensed combined financial information gives effect to the Divestiture, including the Term Loan Repayment, and in certain periods, the Divestiture, the Term Loan Repayment, and the Broadbean Acquisition (defined below). The unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with:

a.	the accompanying notes to the unaudited pro forma condensed combined financial information;

b.

the historical audited consolidated financial statements of the Company and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Form 10-K for the fiscal year ended December 31, 2023 filed on April 1, 2024;

c.

the historical audited consolidated financial statements of the Company and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in the Company’s Form 10-K for the fiscal year ended December 31, 2022 filed on March 16, 2023;

d.

the historical unaudited consolidated financial statements of the Company and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the three-month period and six-month period ended June 30, 2024 filed on August 14, 2024; and

e.

the unaudited pro forma condensed combined information for the Broadbean Acquisition for the fiscal year ending December 31, 2022 and as of and for the three-months ended March 31, 2023 filed on the Company’s Amendment No. 1 to its Current Report on Form 8-K/A on August 28, 2023.

The unaudited pro forma condensed combined financial information is provided for illustrative informational purposes only and has been derived from the historical consolidated financial statements of the Company and is presented based on available information and certain assumptions that management believes are reasonable and that are described in the accompanying notes. Differences between these preliminary estimates and the final divestiture accounting may arise, and these differences could have a material effect on the unaudited pro forma condensed combined financial information and the Company’s future results of operations and financial position. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Transactions been completed as of the dates indicated or that may be achieved in the future.

The unaudited pro forma condensed combined financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information. The unaudited pro forma condensed combined financial information reflects certain costs related to the Divestiture, but does not reflect any potential integration costs, anticipated operating efficiencies, cost savings or revenue opportunities that may result from the Transactions.

Unaudited Pro forma Condensed Combined Balance Sheet

As of June 30, 2024

in thousands, except per share and share data	Veritone June 30, 2024 Historical	Divestiture	Divestiture Transaction Adjustments	Note Ref	Pro Forma Combined
Assets
Cash and cash equivalents	$46,024	$(43,095)	$21,366	(a)	$24,295
Accounts receivable, net	53,927	(26,962)	—		26,965
Expenditures billable to clients	28,949	(28,949)	—		—
Prepaid expenses and other current assets	13,010	(7,017)	—		5,993

Total Current Assets	141,910	(106,023)	21,366		57,254

Property, equipment and improvements, net	9,788	(533)	—		9,255
Intangible assets, net	71,447	—	—		71,447
Goodwill	79,828	(26,718)	—		53,110
Long-term restricted cash	933	—	—		933
Other Assets	17,896	(10,532)	12,894	(b)	20,258

Total Assets	321,802	(143,806)	34,260		212,257

Liabilities And Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	33,366	(22,670)	(47)	(c)	10,649
Accrued media payments	69,300	(66,685)	—		2,615
Client advances	33,341	(33,129)	—		212
Deferred revenue	13,466	—	—		13,466
Term Loan, current portion	7,750	—	(3,129)	(d)	4,621
Accrued purchase consideration, current	919	—	—		919
Other accrued liabilities	23,516	(906)	—		22,610

Total Current Liabilities	181,658	(123,390)	(3,177)		55,092

Convertible Notes, non-current	89,846	—	—		89,846
Term Loan, non-current	43,890	—	(17,723)	(d)	26,167
Accrued purchase consideration, non-current	600	—	—		600
Other non-current liabilities	11,502	—	—		11,502

Total liabilities	327,496	(123,390)	(20,899)		183,207
Commitments and Contingencies
Stockholders’ Equity
Common stock, par value $0.01 per share, 75,000,000 share authorized; 37,964,361 and 37,186,348 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	39	—	—		39
Additional paid-in capital	471,603	—	—		471,603
Accumulated deficit	(477,325)	(20,416)	55,160	(e)	(442,581)
Accumulated other comprehensive Income (loss)	(11)	—	—		(11)

Total Stockholders’ Equity (Deficit)	(5,694)	(20,416)	55,160		29,050

Total Liabilities And Stockholders’ Equity (Deficit)	$321,802	$(143,806)	$34,260		$212,257

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

Unaudited Pro forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2024

in thousands, except per share and share data	Veritone June 30, 2024 Historical	Divestiture	Transaction Adjustments	Note Ref	Pro Forma Combined
Revenue	$62,628	$(14,417)	$—		$48,211
Operating expenses:
Cost of revenue	13,626	(337)	—		13,289
Sales and marketing	24,478	(3,414)	—		21,064
Research and development	15,860	—	—		15,860
General and administrative	36,185	(5,472)	—		30,713
Amortization	11,981	—	—		11,981

Total operating expenses	102,130	(9,223)	—		92,907

Loss from operations	(39,502)	(5,194)	—		(44,696)
Other Income (expense), net	(9,015)	—	35,796	(h)	26,781

Loss before provision for income taxes	(48,517)	(5,194)	35,796		(17,915)
(Benefit from) provision for income taxes	(1,088)	(32)	191	(i)	(929)

Net Income (loss)	(47,429)	(5,162)	35,605		(16,986)

Net loss per share:
Basic and diluted	$(1.26)				$(0.45)
Weighted average shares outstanding:
Basic and diluted	37,583,623				37,583,623

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

Unaudited Pro forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

		Broadbean	Broadbean
		(Historical Prior to	Acquisition	Pro Forma
	Veritone	Acquisition) After	Transaction	Combined
	2023	Reclassifications	Adjustments	Veritone Prior to		Transaction	Note	Pro Forma
in thousands, except per share and share data	Historical	(Note (f))	(Note (g))	Divestiture	Divestiture	Adjustments	Ref	Combined
Revenue	$127,560	$14,953	$—	$142,513	$(27,574)	$—		$114,939
Operating expenses:
Cost of revenue	28,256	2,396	—	30,652	(470)	—		30,182
Sales and marketing	52,024	6,040	—	58,064	(7,594)	—		50,470
Research and development	42,090	753	—	42,843	—	—		42,843
General and administrative	73,811	3,809	—	77,620	(11,531)	3,942	(j)	70,031
Amortization	23,715	908	1,816	26,439	(680)	—		25,759

Total operating expenses	219,896	13,906	1,816	235,617	(20,275)	3,942		219,284

Loss from operations	(92,336)	1,047	(1,816)	(93,104)	(7,299)	(3,942)		(104,345)
Gain on debt extinguishment	30,023	—	—	30,023	—	—		30,023
Other Income (expense), net	640	(4,373)	—	(3,733)	1	319	(k)	(3,413)

Loss before provision for income taxes	(61,673)	(3,326)	(1,816)	(66,814)	(7,298)	(3,623)		(77,735)
(Benefit from) provision for income taxes	(3,048)	1,068	(454)	(2,434)	(228)	—		(2,662)

Net loss	(58,625)	(4,394)	(1,362)	(64,380)	(7,070)	(3,623)		(75,073)

Net loss per share:
Basic and diluted	$(1.59)							$(2.03)
Weighted average shares outstanding:
Basic and diluted	36,909,919							36,909,919

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

Unaudited Pro forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

in thousands, except per share and share data	Veritone 2022 Historical	Broadbean (Historical Prior to Acquisition) After Reclassifications (Note (f))	Broadbean Acquisition Transaction Adjustments (Note (g))	Pro Forma Combined Veritone Prior to Divestiture	Divestiture	Transaction Adjustments	Note Ref	Pro Forma Combined
Revenue	$149,728	$32,617	$—	$182,345	$(34,859)	$—		$147,486
Operating expenses:
Cost of revenue	27,432	6,301	—	33,733	(1,360)	—		32,373
Sales and marketing	51,345	13,740	—	65,085	(8,127)	—		56,958
Research and development	43,589	1,952	—	45,541	—	—		45,541
General and administrative	44,177	8,594	3,752	56,523	(11,721)	—		44,802
Amortization	21,180	3,046	2,969	27,195	(1,137)	—		26,058

Total operating expenses	187,723	33,633	6,721	228,077	(22,345)	—		205,732

Loss from operations	(37,995)	(1,016)	(6,721)	(45,732)	(12,514)	—		(58,246)
Gain on debt extinguishment	19,097	—	—	19,097	—	—		19,097
Other Income (expense), net	(4,350)	(160)	—	(4,510)	—	—		(4,510)

Loss before provision for income taxes	(23,248)	(1,176)	(6,721)	(31,145)	(12,514)	—		(43,659)
(Benefit from) provision for income taxes	2,309	(1,669)	(1,680)	(1,040)	—	—		(1,040)

Net loss	(25,557)	493	(5,041)	(30,105)	(12,514)	—		(42,619)

Net loss per share:
Basic and diluted	$(0.71)							$(1.18)
Weighted average shares outstanding:
Basic and diluted	36,033,560							36,033,560

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Amounts in thousands, except per share data)

Note 1. Basis of Presentation

The following unaudited condensed combined pro forma financial information presents the pro forma effects of the following (collectively, the “Transactions”) for the respective periods based on available information and certain assumptions that the Company believes are reasonable and supportable:

•	The Broadbean Acquisition for the periods wherein the financial position or results of operations are not included in the Company’s historical results; and

•

The Divestiture, including the use of proceeds from the Divestiture to repay a portion of the outstanding principal amount of the Company’s outstanding term loan plus accrued interested and a prepayment premium.

The unaudited pro forma condensed combined financial statements and related notes have been prepared in accordance with Article 11 of Regulation S-X (as amended by final rule, Release No. 33-10786) and using the acquisition method of accounting as described in Accounting Standards Codification 805, Business Combinations (“ASC 805”) for the Broadbean Acquisition as applicable for the respective periods as described below. Additionally, the Divestiture presentation also considers guidance in Accounting Standards Codification 205, Presentation of Financial Statements for discontinued operations. Classification differences in Broadbean’s historical balances were captured in the unaudited pro forma condensed combined statements of operations for periods where such alignment is necessary. Any capitalized terms in these notes that are not otherwise defined have the meaning provided to such terms in the preamble to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information reflects that the signing and closing of the Divestiture occurred simultaneously and therefore no reclassification to held for sale has been reflected. Additionally, the unaudited pro forma condensed combined financial information does not reflect any potential integration costs, anticipated operating efficiencies, cost savings or revenue opportunities that may result from the Transactions. The Divestiture sale proceeds include an earn-out contingent upon net revenue results of Veritone One through calendar year 2025. On the Closing Date, the Company received cash proceeds of $59.1 million. Additionally, cash of $1.5 million was placed in a specified escrow account for potential purchase price adjustments and an aggregate of $5.2 million was placed in an Indemnity Escrow, in each case subject to the terms and limitations set forth in the Agreement. The Company may receive up to an additional $18.0 million in cash proceeds in the form of an earnout subject to the achievement of certain net revenue targets by Veritone One between January 1, 2025 and December 31, 2025 (as further described in the Agreement). Management has estimated the fair value of the expected future cash to be received as $6.2 million.

The unaudited pro forma condensed combined balance sheet as of June 30, 2024, gives effect to the Divestiture, including the Term Loan Repayment, as if the Divestiture had been consummated on June 30, 2024. No adjustment related to the Broadbean Acquisition is necessary as the financial position of Broadbean was fully reflected in the Company’s historical balances as of June 30, 2024.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 gives effect to the Divestiture, including the Term Loan Repayment, as if it had occurred on January 1, 2022. No adjustments are necessary for the Broadbean Acquisition as Broadbean was fully consolidated in the Company’s results for the six months ended June 30, 2024.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 gives effect to the Transactions as if they had occurred on January 1, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the Transactions as if they had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information presented herein is for informational purposes only and is not indicative of the financial position or results of operations that would have occurred if the Transactions had been completed as of the dates set forth above, nor are they indicative of the future results of operations or consolidated financial position of the Company following the Transactions.

Differences between these preliminary estimates and the final acquisition and divestiture accounting may arise and these differences could have a material effect on the accompanying unaudited pro forma condensed combined financial information and the Company’s future results of operations and financial position.

Note 2. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

The following is a description of transaction accounting adjustments reflected in the unaudited pro forma condensed combined balance sheet.

a)	Reflects cash consideration received for the Divestiture net of loan repayment and transaction costs

Cash Consideration Received

Cash consideration received	59,053
Less:
Transaction costs, settled at close	(3,875)
Loan Repayment, including accrued interest and prepayment premium	(33,811)
Net Cash Received	21,366

b)	Reflects the sale proceeds placed in escrow accounts and estimated fair value of the contingent portion of the Divestiture sale proceeds that may be received by the Company in a future period

c)	Reflects the settlement at close of accrued transaction costs

d)	Reflects the repayment of the term loan with associated impacts as follows:

Debt Repayment
Non-current Debt Impact
Principal amount pay down	27,382
OID write-off	(9,660)

Net Impact to long-term debt	17,723
Current Debt, principal pay down	3,129

e)	Represents the equity impact of sale proceeds of the Divestiture

Cash proceeds received	59,053
Cash proceeds held in escrow (deferred proceeds)	6,650
Estimated fair value of contingent proceeds	6,244
Less: transaction costs and term loan interest	(4,076)
Less: prepayment premium and write-off of debt discount	(12,711)
Total equity impact of sale proceeds	55,160

Note 3. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The following is a description of transaction accounting adjustments reflected in the unaudited pro forma condensed combined statements of operations.

f)

Broadbean (Historical Prior to Acquisition) After Reclassifications reflects the reclassifications and adjustments associated with the Broadbean Acquisition. Information with respect to those reclassifications can be found in the Company’s Amendment No. 1 to its Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on August 28, 2023.

g)

Broadbean Acquisition Transaction Adjustments reflects the Transaction Accounting Adjustments for the Broadbean Acquisition. Information with respect to those adjustments can be found in the Company’s Amendment No. 1 to its Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on August 28, 2023.

h)	Reflects the impact to Other income (expense) for the six months ended June 30, 2024 of the following:

Other income (expense)	six months ended June 30, 2024
Reduction in interest expense due to debt paydown	3,626
Prepayment penalty due to debt paydown	(3,051)
Write-off of prorata portion of capitalized debt discount	(9,660)
Gain on sale of business	44,881
Total Adjustment	35,796

i)

Reflects the tax effect of the transaction accounting adjustments in the six months ended June 30, 2024. The estimate was determined by calculating the difference between the tax provision with and without the transaction accounting adjustments. The estimate assumes the transaction will be taxed as an asset deal for tax purposes.

j)	Reflects the transaction costs associated with the Divestiture which are not reflected in the historical results and which were incurred prior to, or in conjunction with, close of the Divestiture.

k)	Reflects the historical interest expense associated to the Term Loan repayment in conjunction with the Divestiture for the year-ended December 31, 2023.

Note 4. Unaudited Pro Forma Net Loss per Share

Shares and per share individual units	For the 12 months ending December 31, 2022	For the 12 months ending December 31, 2023	For the 6 months ending June 30, 2024
Pro forma weighted-average shares outstanding (Basic and diluted)
Historical weighted-average shares outstanding	36,033,560	36,909,919	37,583,623

Pro forma basic weighted-average shares outstanding	36,033,560	36,909,919	37,583,623

Pro forma earnings per share
Pro forma net income	(42,619)	(75,073)	(16,986)
Pro forma basic and diluted earnings per share	$(1.18)	$(2.03)	$(0.45)

Unaudited pro forma net loss per share for all periods excludes potentially dilutive shares of common stock that would have been antidilutive. No new shares were issued related to the Transactions.